Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Timothy A. Bonang, Vice President, Investor Relations
Elisabeth Heiss, Manager, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2012 Third Quarter Results

Newton, MA (October 30, 2012): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and nine months ended September 30, 2012.

Results for the Quarter Ended September 30, 2012:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2012 were $25.6 million, or $0.54 per share, compared to Normalized FFO for the quarter ended September 30, 2011 of $23.0 million, or $0.51 per share.

Net income was $11.8 million, or $0.25 per share, for the quarter ended September 30, 2012, compared to $11.6 million, or $0.26 per share, for the same quarter last year.

GOV’s weighted average number of common shares outstanding was 47.1 million and 45.3 million for the quarters ended September 30, 2012 and 2011, respectively.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2012 and 2011 appears later in this press release.

Results for the Nine Months Ended September 30, 2012:

Normalized FFO for the nine months ended September 30, 2012 were $75.1 million, or $1.60 per share, compared to Normalized FFO for the nine months ended September 30, 2011 of $63.5 million, or $1.51 per share.

Net income was $36.8 million, or $0.78 per share, for the nine months ended September 30, 2012, compared to $32.7 million, or $0.78 per share, for the same period last year.

GOV’s weighted average number of common shares outstanding was 47.1 million and 42.1 million for the nine months ended September 30, 2012 and 2011, respectively.

A reconciliation of net income determined according to GAAP to FFO and Normalized FFO for the nine months ended September 30, 2012 and 2011 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Recent Investment Activities:

Since July 1, 2012, GOV has acquired or has entered into an agreement to acquire nine properties for an aggregate purchase price of $166.7 million, excluding acquisition costs, as follows:

•                  In July 2012, GOV acquired a previously disclosed office property located in Stockton, CA with 22,012 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Department of Immigration and Customs Enforcement.  The purchase price was $8.3 million, excluding acquisition costs.

•                  Also in July 2012, GOV acquired two previously disclosed office properties located Atlanta, GA and Jackson, MS and an office warehouse property located in Ellenwood, GA with a combined total of 552,571 rentable square feet.  These properties are 100% leased to the U.S. Government and occupied by the Department of Homeland Security, Immigration and Customs Enforcement, the Federal Bureau of Investigation and the National Archives and Records Administration.  The aggregate purchase price was $88.0 million, excluding acquisition costs.

•                  In September 2012, GOV acquired three office properties located in Boise, ID with 180,952 rentable square feet.  These properties are 100% leased to the U.S. Government and occupied by the National Resource Center and the Department of Homeland Security.  The aggregate purchase price was $40.2 million, excluding acquisition costs.

•                  Also in September 2012, GOV acquired an office property located in Kansas City, MO with 86,739 rentable square feet.  This property is 100% leased to the U.S. Government and occupied by the Federal Bureau of Investigation.  The purchase price was $15.7 million, excluding acquisition costs.

•                  In October 2012, GOV entered an agreement to acquire an office property located in Windsor Mill, MD with 78,131 rentable square feet.  This property is 100% leased to two tenants, of which 97% is leased to the U.S. Government and occupied by the Centers for Medicare and Medicaid.  The contract purchase price is $14.5 million, excluding acquisition costs.  This pending acquisition is subject to GOV’s satisfactory completion of diligence and other customary closing conditions; accordingly, GOV can provide no assurance that it will acquire this property.

Recent Financing Activities:

On October 19, 2012, GOV issued 7,500,000 common shares in a public offering at a price of $23.25 per share and raised net proceeds of approximately $166.6 million.  The net proceeds from this offering were used to repay amounts outstanding under GOV’s revolving credit facility.  GOV also granted the underwriters of the offering a 30-day option to purchase up to an additional 1,125,000 common shares, which option expires on November 15, 2012.

Conference Call:

On Tuesday, October 30, 2012, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and Mark Kleifges, Treasurer and Chief Financial Officer, will host a conference call to discuss the third quarter 2012 results.

The conference call telephone number is (800) 230-1074. Participants calling from outside the United States and Canada should dial (612) 234-9960.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on November 6, 2012.  To hear the replay, dial (320) 365-3844.  The replay pass code is 260114.

A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, which is located at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website for about one week after the call.  The recording and retransmission in any way of GOV’s third quarter conference call is strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2012 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

Government Properties Income Trust is a real estate investment trust, or REIT, which owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  As of September 30, 2012, GOV owned 82 properties with approximately 10.0 million rentable square feet.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO and Normalized FFO.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED STATEMENTS OF INCOME, FUNDS FROM OPERATIONS AND

NORMALIZED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Rental income	$54,083	$45,889	$154,811	$127,224

Expenses
Real estate taxes	5,728	4,853	17,210	13,947
Utility expenses	5,140	4,375	12,845	11,422
Other operating expenses	9,565	7,893	27,743	22,074
Depreciation and amortization	13,056	10,379	37,281	27,862
Acquisition related costs	763	1,008	1,057	2,846
General and administrative	3,637	2,746	9,395	7,655

Total expenses	37,889	31,254	105,531	85,806

Operating income	16,194	14,635	49,280	41,418

Interest and other income	7	54	21	89
Interest expense (including net amortization of debt premiums and deferred financing fees of $339, $266, $998 and $787, respectively)	(4,530)	(3,162)	(12,649)	(8,775)
Equity in earnings of an investee	115	28	236	111

Income before income tax benefit (expense)	11,786	11,555	36,888	32,843

Income tax benefit (expense)	(30)	8	(119)	(94)
Net income	$11,756	$11,563	$36,769	$32,749

Calculation of Funds from Operations (FFO) and Normalized FFO(1)
Net income	$11,756	$11,563	$36,769	$32,749
Plus: depreciation and amortization	13,056	10,379	37,281	27,862
FFO	24,812	21,942	74,050	60,611
Plus: acquisition related costs	763	1,008	1,057	2,846
Normalized FFO	$25,575	$22,950	$75,107	$63,457

Weighted average common shares outstanding	47,108	45,322	47,086	42,127

Per common share
Net income	$0.25	$0.26	$0.78	$0.78
FFO	$0.53	$0.48	$1.57	$1.44
Normalized FFO	$0.54	$0.51	$1.60	$1.51

(1)  We calculate funds from operations, or FFO, and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization, as well as other adjustments currently not applicable to us.  Our calculation of Normalized FFO differs from NAREIT’s definition of FFO because we exclude acquisition related costs.  We consider FFO and Normalized FFO to be appropriate measures of performance for a REIT, along with net income, operating income and cash flow from operating, investing and financing activities.  We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO can facilitate a comparison of our operating performance between periods.  FFO and Normalized FFO are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders.  Other factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility agreement and term loan agreement, the availability of debt and equity capital to us, our expectation of our future capital requirements and operating performance and our current and expected needs and availability of cash to pay  our obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  We believe that FFO and Normalized FFO may facilitate an understanding of our consolidated historical operating results.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in our Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

GOVERNMENT PROPERTIES INCOME TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$241,294	$224,674
Buildings and improvements	1,268,730	1,129,994
	1,510,024	1,354,668
Accumulated depreciation	(172,066)	(156,618)
	1,337,958	1,198,050

Acquired real estate leases, net	131,159	117,596
Cash and cash equivalents	3,169	3,272
Restricted cash	2,189	1,736
Rents receivable, net	26,806	29,000
Deferred leasing costs, net	5,696	3,074
Deferred financing costs, net	6,169	5,550
Other assets, net	11,641	10,297
Total assets	$1,524,787	$1,368,575

LIABILITIES AND SHAREHOLDERS’ EQUITY

Unsecured revolving credit facility	$167,000	$345,500
Unsecured term loan	350,000	—
Mortgage notes payable	93,709	95,383
Accounts payable and accrued expenses	21,816	20,691
Due to related persons	7,231	4,071
Assumed real estate lease obligations, net	14,038	11,262
Total liabilities	653,794	476,907

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 70,000,000 shares authorized, 47,143,888 and 47,051,650 shares issued and outstanding, respectively	471	471
Additional paid in capital	937,285	935,438
Cumulative net income	124,102	87,333
Cumulative other comprehensive income	108	77
Cumulative common distributions	(190,973)	(131,651)
Total shareholders’ equity	870,993	891,668
Total liabilities and shareholders’ equity	$1,524,787	$1,368,575

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AN AGREEMENT TO PURCHASE A PROPERTY.  THIS TRANSACTION IS SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR OR MAY BE DELAYED.

•                  THIS PRESS RELEASE STATES THAT WE HAVE GRANTED THE UNDERWRITERS OF OUR COMMON SHARE OFFERING AN OPTION TO PURCHASE UP TO AN ADDITIONAL 1,125,000 COMMON SHARES.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, THE COMPANY DOES NOT KNOW WHETHER THIS OPTION, OR ANY PART OF IT, WILL BE EXERCISED, AND THE UNDERWRITERS MAY ELECT NOT TO DO SO.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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